August 1, 2019

VIA FEDERAL EXPRESS AND FACSIMILE

CTI Industries Corporation
22160 N. Pepper Road
Barrington, Illinois 60010
Attention: Stephen M. Merrick
Facsimile: (847) 382-1219

NOTICE OF DEFAULT AND RESERVATION OF RIGHTS

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 14, 2017 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among CTI Industries Corporation, an Illinois corporation ("Borrower"), each other Credit Party party thereto from time to time, the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders") and PNC Bank, National Association ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent"), and (ii) that certain Amendment No. 3 and Forbearance Agreement dated March 4, 2019 (as amended or otherwise modified from time to time, the "Forbearance Agreement") by and between Borrower, the other Credit Parties party thereto and PNC, as Agent and Lender. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

As Borrower is aware, multiple Events of Default have occurred and are continuing, including the Existing Defaults (as defined in the Forbearance Agreement). Pursuant to the Forbearance Agreement, Agent and Lenders agreed to forbear during the Forbearance Period (as defined in the Forbearance Agreement) from exercising their rights and remedies under the Loan Agreement and the Other Documents or applicable law in respect of the Existing Defaults. Borrower is hereby notified that the Forbearance Period ended on July 31, 2019, in accordance with the Forbearance Agreement.

As a result of the expiration of the Forbearance Period and the occurrence and continuance of the Existing Defaults, Agent and Lenders are entitled to exercise immediately all of their rights and remedies under the Loan Agreement, the Other Documents and applicable law, including, without limitation, ceasing to make further Advances, implementing the Default Rate, and declaring all Obligations to be immediately due and payable in accordance with the Loan Agreement and the Other Documents. Borrower is hereby notified that Agent has elected to implement the Default Rate in accordance with Section 3.1 of the Loan Agreement effective as of the date hereot.

Notwithstanding the occurrence and continuance of the Existing Defaults, Agent and Lenders are willing to consider making certain Advances to Borrower (each such Advance that Agent may make, in its sole and absolute discretion, notwithstanding the Existing Defaults, the "Discretionary Advances") at Borrower's request. Agent's and Lenders' willingness to consider making any future Discretionary Advances, however, is conditioned upon Borrower delivering to Agent, together with any Advance request, on a daily basis, a written certification (which may be by email), in form and substance acceptable to Agent, by Borrower's chief financial officer that the payments identified in

such written certification to be made with such requested Advance are expenses critical to preserving the value of the Collateral. For the avoidance of doubt, however, notwithstanding the delivery of such items, any further Discretionary Advances will be in the Agent's and Lenders' sole and absolute discretion, and the making of any such Discretionary Advance shall not obligate any Lender to make any other Discretionary Advance to Borrowers at any time.

Agent and Lenders have not waived and are not by this letter waiving, any Events of Default (including the Existing Defaults) which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any rights or remedies concerning any Events of Default occurring at any time. Agent and Lenders reserve the right, in their sole discretion, to exercise at any time any or all of their rights and remedies under the Loan Agreement and the Other Documents as a result of the Existing Defaults or any other Events of Default occurring at any time. Agent and Lenders have not waived any of such rights or remedies, and nothing herein, and no delay in exercising any such rights or remedies, should be construed as a waiver or modification of any such rights or remedies. Agent and Lenders expect Borrower to strictly comply at all times with the terms and provisions of the Loan Agreement and the Other Documents, including all provisions thereof that restrict the rights of Borrower to take certain actions once an Event of Default has occurred. Nothing herein shall affect Agent's or any Lenders' right to declare additional Events of Default, including any Events of Default that may have arisen prior to the Existing Defaults, for purposes of exercising its rights and remedies against Borrower or any other party, and Agent and Lenders reserve the right to exercise their other rights and remedies at any time without further notice as a result of the Existing Defaults.

Sincerely,

PNC Bank, National Association

By: Tom Karlov
Name: Thomas F. Karlov
Its: Senior Vice President

cc: Gerald Miller (*via email*)
Danielle Wildern Juhle (*via email*)